CONTRACT FOR SERVICE

THIS CONTRACT FOR SERVICE (the "Agreement") made this 11th day of March, 2010, between Finishing Touches Home Goods Inc. (the "Company") and Джи Форс Продакшнс (the "Contractor" or "G-Force Productions"), collectively referred to herein as the "Parties".

WHEREAS, the Contractor offers the following services (the "Services"): demolition, construction, renovation and minor home and commercial repairs and installations;

WHEREAS the Company desires to obtain the services of the Contractor and the Contractor hereby agrees to provide to the Company the services (the "Services");

NOW, THEREFORE, in consideration of the foregoing the parties hereby agree as follows:

ARTICLE 1

1.00 DEFINITIONS

a) "Company" means Finishing Touches Home Goods Inc.

b) "Customer" means a person or business wishing to retain the services of Finishing Touches Home Goods Inc.

c) "Products" means safety equipment including, but not limited to, grab bars, handrails, ramps, easy-to-access bathtubs and shower stalls, ramps and childproofing products.

d) "Contractor" means Джи Форс Продакшнс (G-Force Productions)

e) "Services" means consultation, site visits to the Customer's residence or place of business, installation of Products sold by Finishing Touches Home Goods to the Customer, minor renovation work at the Site, such as doorway widening, ramp construction, plumbing, etc.

f) "Site" means a location where the Customer wishes the Services to take place, including but not limited to, private residences, health care facilities, assisted living facilities, and places of business.

ARTICLE 2

2.00 SERVICES

The Company and the Contractor hereby acknowledge and agree that the Contractor shall provide to the Customer the Services, in accordance with the terms and conditions of this Agreement as follows:

2.01 The Company and the Contractor hereby acknowledge and agree that the Contractor shall provide the Services to the Customer on and at the date and times mutually agreed upon by all parties. Time is of the essence.

2.02 The Company and the Contractor hereby acknowledge and agree that the Contractor shall provide the Services to the Customer at locations in Moscow and Moskovskaya Oblast, or at such other location as the Company and Contractor may agree in writing.

2.03 The Company and the Contractor hereby acknowledge and agree that as consideration for the Services provided by the Contractor to the Customer, the Company shall pay to the Contractor fees agreed upon finalizing the scope, timing, travel times and certain specific criteria of the project (the "Consideration").

ARTICLE 3

3.00 PAYMENT OF SERVICES

3.01 The Company and the Contractor hereby acknowledge and agree that the Company shall pay to the Contractor the Consideration for the Services upon completion of the Services by the Contractor for each individual project. The Company shall pay the Contractor for the material and labor to be performed under the Contract subject to additions and deductions pursuant to authorized change orders.

3.02 The Contractor hereby acknowledges and agrees to provide to the Company invoices for the Services performed by the Contractor on a monthly basis or upon completion of the individual project.

3.03 The Company hereby acknowledges and agrees to pay any all invoices submitted by the Contractor to the Company within forty five (45) days of receipt of such invoices by the Company. The Company and the Contractor hereby acknowledge and agree that the Company shall pay any and all invoices received from the Contractor by way of check, certified check, money order, credit card, wire transfer or direct deposit, or by such other means as the Company and the Contractor may agree to in writing.

3.04 Any alteration or deviation from the project specifications, including but not limited to any such alteration or deviation involving additional material and/or labor costs, will be executed only upon a written order for same, signed by the Company and Contractor, and if there is any charge for such alteration or deviation, the additional charge will be added to the contract price of this contract. If payment is not made when due, Contractor may suspend work on the job until such time as all payments due have been made.

ARTICLE 4

4.00 REPRESENTATIONS AND WARRANTIES

4.01 The Contractor hereby represents and warrants to the Company that:

1. All work shall be completed in a workman-like manner and in compliance with all building codes and other applicable laws.
2. The Contractor shall furnish a plan and scale drawing showing the shape, size dimensions, and construction and equipment specifications for home improvements, a description of the work to be done and description of the materials to be used and the equipment to be used or installed, and the agreed consideration for the work.
3. To the extent required by law all work shall be performed by individuals duly licensed and authorized by law to perform said work.
4. Contractor may at its discretion engage subcontractors to perform work hereunder, provided Contractor shall fully pay said subcontractor and in all instances remain responsible for the proper completion of this Contract.
5. Contractor shall furnish the Company appropriate releases or waivers of lien for all work performed or materials provided at the time the next periodic payment shall be due.
6. All change orders shall be in writing and signed both by the Company and Contractor, and shall be incorporated in, and become a part of the contract.
7. Contractor shall at its own expense obtain all permits necessary for the work to be performed.

8. Contractor agrees to remove all debris and leave the premises in broom clean condition. In the event the Company shall fail to pay any periodic or installment payment due hereunder, Contractor may cease work without breach pending payment or resolution of any dispute.
9. Contractor shall not be liable for any delay due to circumstances beyond its control including strikes, casualty or general unavailability of materials.
10. Contractor warrants all work for a period of Six (6) months following completion.

ARTICLE 5

5.00 TERMINATION OF AGREEMENT

5.01 The Company and the Contractor hereby acknowledge and agree that this Agreement shall become effective on the date hereof and shall continue to be in full force and effect, unless terminated by either of the Parties hereto.

5.02 Either Party may terminate this Agreement upon written notice to the other Party or if any of the following events occur:

a) if either Party to this Agreement is in breach of any of its obligations contained in this Agreement which is not remedied within fifteen (15) days of written notice from the other Party; or

b) if each of the Parties hereto is approved and involved in any bankruptcy proceedings, or an administration order is made or a receiver or an administrative receiver is appointed over any of the other Party's assets or an undertaking or a resolution or petition to wind up the other Party is passed or presented (other than for the purposes of amalgamation or reconstruction) or any analogous procedure in the country of incorporation of either party or if any circumstances arise which entitle a court or a creditor to appoint a receiver, administrative receiver or administrator or to present a winding up petition or make a winding up order in respect of the other Party.

c) if either Party to this Agreement submits a written notice of termination with a thirty (30) day notice.

5.03 Any termination of this Agreement shall not affect any accrued rights or liabilities of either Party to this Agreement nor shall it affect the coming into force or the continuance in force of any provision contained herein which is expressly or by implication intended to come into or continue in force on or after such termination.

ARTICLE 6

6.00 RELATIONSHIP OF THE PARTIES

6.01 The Company and the Contractor hereby acknowledge and agree that the Services performed by the Contractor under this Agreement, its employees, agents or sub-contracts shall be as independent contracts and nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture or relationship or otherwise between the parties.

ARTICLE 7

7.00 CONFIDENTIALITY

7.01 The Company and the Contractor hereby acknowledge and agree that neither of them shall use, copy, adapt or alter or part with any information in their possession of the other which is disclosed or comes into its possession under or in relation to this Agreement which is of confidential nature. This obligation of the Company and the Contractor will not apply to any information which the Company or Contractor can prove was in its possession at the date it was received or obtained or which was obtained from any third party, with good and legal title to such information or which information becomes available to the public domain otherwise than through the default or negligence of the recipient of such information or which is independently developed for the recipient of such information.

ARTICLE 8

8.00 INDEMNIFICATION

8.01 To the fullest extent permitted by law, the Contractor shall indemnify, defend and hold harmless the Company and its agents and employees, from and against claims, damages, losses and expenses, including but not limited to attorney's fees, arising out of or resulting from performance of the work or providing of materials to the extent caused in whole or in part by negligent or wrongful acts or omissions of, or a breach of this agreement by, the contractor, a subcontractor, anyone directly or indirectly employed by them or anyone whose acts they are legally responsible.

ARTICLE 9

9.00 INSURANCE

9.01 The Contractor represents that it has purchased and agrees that it will keep in force for the duration of the performance of the work or for such longer term as may be required by this agreement, in a company or companies lawfully authorized to do business in Russian Federation, such insurance as will protect the Company and the owner of the site, if the site is not owned by the Company, from claims for loss or injury which might arise out of or result from the Contractor's operations under this project, whether such operations be by the Contractor or by a subcontractor or its subcontractors.

The Contractor represents and agrees that said insurance is written for and shall be maintained in an amount not less than the limits of the liability required by law, whichever coverage is greater. The Contractor certifies that coverage written on a "claims made" form will be maintained without interruption from the commencement of work until the expiration of all applicable statutes of limitation.

ARTICLE 10

10.00 DISPUTE RESOLUTION

10.01 The Company and the Contractor hereby agree that any disputes or disagreements respecting the negotiation, performance or interpretation of this Agreement, shall be resolved as follows:

(a) the Company and the Contractor shall attempt to resolve any dispute by dealing with each other directly; and

(b) in the event that the Company and the Contractor cannot resolve the dispute within thirty (30) days after the dispute is raised, then each of the Company and the Contractor shall, within thirty (30) days thereafter, appoint an arbitrator, and the two arbitrators so appointed will, within thirty (30) days after their appointment, agree upon the appointment of a third arbitrator. If the Company or the Contractor fail to appoint an arbitrator within the thirty (30) day time limit as outlined above, then that party shall be deemed to have forfeited its right to appoint an arbitrator, and the arbitrator appointed by the other party shall appoint one other arbitrator, and both of those arbitrators shall agree upon the appointment of a third arbitrator. Once all three arbitrators have been appointed, the dispute shall be presented by the Company and the Contractor to the three arbitrators at the earliest time or times designated by the three arbitrators, and the three arbitrators shall resolve the dispute on the basis of a majority decision. Such decision of the arbitrators shall be final and binding on the Company and the Contractor and the Company and the Contractor shall have no further right of appeal to any other party, body, authority or court.

ARTICLE 11

11.00 NOTICES

11.01 Any notice or notices to be delivered to a Party under this Agreement shall be delivered by hand, priority post, facsimile transmission or electronic mail to the address of the Party for which it was intended, or at any other address as notified in writing by such Party. Subject to any applicable laws of the relevant jurisdiction, any such communication shall be deemed to have been made to the Party, at the addresses below:

if to the Company at:

Finishing Touches Home Goods Inc.
3420 E. Shea Boulevard, Suite 200
Phoenix, Arizona 85028
United States

if to the Contractor at:

G-Force Productions Inc.
5-2325 Hurontario Street, Suite 265
Mississauga, ON
L5A 4K4

Any notice personally delivered shall be deemed to have been received on the day which it has been personally delivered provided that if such notice has not been delivered on a business day, then it shall be deemed to have been received on the next business day thereafter. Any notice sent by facsimile shall be deemed to have been received on the date on which it was transmitted provided that if such notice has not been transmitted on a business bay, then it shall be deemed to have been received on the next business day thereafter. The Company and the Contractor each may change their address for the purposes of this section from time to time by giving written notice of such change to the other Party in accordance with this section.

ARTICLE 12

12.00 SUCCESSORS AND ASSIGNS

12.01 This Agreement shall be binding upon and shall enure to the benefit of the Company and the Contractor and their respective heirs, executors, administrators, successors and lawful assigns except that none of the parties hereto may assign this Agreement or any of their rights and obligations hereunder unless the prior written consent of the other party hereto is first obtained.

ARTICLE 13

11.00 GOVERNING LAW

11.01 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Any action, suit or proceeding arising out of or relating hereto shall be brought in the court of the Nevada and each of the Company and the Contractor hereto hereby irrevocably submits to and attorns to the jurisdiction of any such courts for the purpose of any such action, suit or proceeding.

ARTICLE 14

12.00 ENTIRE AGREEMENT

12.01 This Agreement constitutes the entire agreement between the Company and the Contractor in respect of the subject matter hereof and supersedes all previous negotiations, understandings and agreements, verbal or written, with respect to any matters herein referred to. No amendment, change, qualification, waiver, cancellation or termination of this Agreement shall be effective or binding unless executed in writing by the party to be bound thereby. The failure at any time of any party to insist upon strict performance of any provision of this Agreement shall not limit the ability of that party to insist at any future time whatsoever upon the performance of the same or any other provision (except insofar as that party may have given a valid and effective waiver and release).

ARTICLE 15

13.00 COUNTERPARTS

13.01 This Agreement may be executed in any number of counterparts, and by facsimile, each of which shall be considered an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Company and the Contractor have executed this Agreement as of the day and year first written above.

(COMPANY)
Per :

Name : NIKOLAY KOVAL
Position : President

(CONTRACTOR)
Per :

Name : ALEX TOMILOV
Position : General Manager